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Exhibit 23.7

GAETA & EVESON, P.A.
Attorneys at Law

8305 Falls of Neuse Road, Suite 203
Raleigh, North Carolina 27615
(919) 845-2558 Telephone
(919) 518-2146 Facsimile

www.banklawnc.com

December 17, 2008

         We hereby consent to the references to this firm contained in the joint proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 of Yadkin Valley Financial Corporation filed with the Securities and Exchange Commission related to the proposed merger of Yadkin Valley Financial Corporation with American Community Bancshares, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus or Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                      Very truly yours,

                      /s/ GAETA & EVESON, P.A.

                      GAETA & EVESON, P.A.

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  Exhibit 23.7